UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2025

Traws Pharma, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36020	22-3627252
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12 Penns Trail Newtown, PA 18940
(267) 759-3680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	TRAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Resignation of Mark Guerin

On February 5, 2025 (the “Termination Date”), Mark Guerin resigned from his position as the Chief Financial Officer of Traws Pharma, Inc. (the “Company”), effective immediately. As a result of Mr. Guerin’s resignation, that employment agreement entered into by and between the Company and Mr. Guerin, dated July 1, 2015, as amended on June 10, 2022, terminated as of the Termination Date. Mr. Guerin has advised the Company that his decision to step down from the role of Chief Financial Officer was not based on any disagreement with the Company on any matter relating to its operations, policies or practices.

In connection with his resignation, the Company and Mr. Guerin entered into a Separation Agreement and Release of all Claims (the “Separation Agreement”), pursuant to which the Company agreed to (i) pay Mr. Guerin $250,000 (less standard deductions and withholdings), payable in nine equal monthly installments commencing in the first 15 days following the Termination Date; (ii) pay Mr. Guerin $150,000 (less standard deductions and withholdings), payable in a single lump sum within one business day of the execution of the Separation Agreement, which amount includes all amounts due and payable to Mr. Guerin through the Termination Date; (iii) pay the employer portion of coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986 for nine months after the Termination Date; (iv) grant Mr. Guerin $75,000 of restricted stock units on the Termination Date, 50% of which will vest on the first anniversary of the Termination Date and the other 50% of which will vest on the second anniversary of the Termination Date; (v) accelerate the vesting of all outstanding restricted stock units and options held by Mr. Guerin as of the Termination Date; and (vi) extend the exercise period of all outstanding stock options held by Mr. Guerin as of the Termination Date though February 5, 2026. Additionally, pursuant to the Separation Agreement, Mr. Guerin agreed to provide certain transition services to the Company for the period from February 6, 2025 to February 21, 2025 (the “Transition Period”), during which time he will continue to earn his equivalent salary amount paid on normal payroll cycles.

In exchange for the separation benefits set forth above, Mr. Guerin has (i) provided the Company with a general release and waiver of claims (which is to be provided again as of the final day of the Transition Period), and (ii) agreed to be bound by certain restrictive covenants, including those relating to non-disparagement and confidentiality.

The foregoing summary of the terms of the Separation Agreement does not purport to be complete, and is qualified in its entirety by reference to the complete text of the Separation Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

Appointment of Nora Brennan

On February 5, 2025, the Company’s Board of Directors appointed Nora Brennan as the Company’s Interim Chief Financial Officer. Ms. Brennan, 56 years of age, has served on management teams of various publicly traded and private life science companies raising more than $2 billion in capital, building finance organizations and supporting operations from early development stage into commercialization. Prior to her appointment as Interim Chief Financial Officer of the Company, she provided financial consulting services to the Company from October 2024 to February 2025. She served as Chief Financial Officer of Spectrum Pharmaceuticals Inc. from May 2022 until August 2023, when it was acquired by Assertio Holdings, Inc. Prior to that, from June 2021 to May 2022, she served as the Chief Financial Officer of Fore Biotherapeutics, a private precision oncology company. From January 2019 until June 2021, she served as the Chief Financial Officer of TELA Bio, Inc., where she guided the company through a successful IPO. Ms. Brennan also served as the Chief Financial Officer for Xeris from July 2017 to April 2018 and spent 11 years as the Senior Vice President of Treasury and Investor Relations at Integra LifeSciences Holdings Corporation, where she served in numerous capacities and led Integra through a myriad of financings. She currently serves on the board of directors of Artios Pharma. Ms. Brennan holds a B.A. in Economics from the University of Illinois Urbana-Champaign and an MBA from the University of Chicago Booth School of Business.

On February 5, 2025, the Company and Ms. Brennan entered into an Offer Letter (the “Offer Letter”), pursuant to which, from February 5, 2025 to July 5, 2025 (the “Interim Period”), the Company will pay Ms. Brennan total compensation of $42,000 per month for services to be rendered in her role as Interim Chief Financial Officer and Ms. Brennan shall be entitled to participate in a number of Company-sponsored benefit plans. Subject to mutual agreement, effective July 5, 2025, the parties may enter into an at-will employment agreement, which shall provide for an annual base salary of $425,000, the grant of 115,000 restricted stock units to Mr. Brennan, the Company’s standard severance package, and eligibility to receive an annual bonus in a target amount of up to 50% of Ms. Brennan’s base salary.

The foregoing summary of the terms of the Offer Letter does not purport to be complete, and is qualified in its entirety by reference to the complete text of the Offer Letter, a copy of which is attached as Exhibit 10.2 to this Current Report and incorporated herein by reference.

There is no arrangement or understanding between Ms. Brennan and any other person pursuant to which Ms. Brennan was appointed as Interim Chief Financial Officer. There are no family relationships between Ms. Brennan and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer. Ms. Brennan has not engaged in any related-person transactions required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement and Release of all Claims, by and between Traws Pharma, Inc. and Mark Guerin, dated February 5, 2025.
10.2	Offer Letter, by and between Traws Pharma, Inc. and Nora Brennan, dated February 5, 2025.
104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2025	TRAWS PHARMA, INC.

	By:	/s/ Werner Cautreels
Werner Cautreels
Chief Executive Officer